UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 15, 2008
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AMBASSADORS GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 South Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See “Item 2.01 – Completion of Acquisition or Disposition of Assets” below for a description of a material definitive agreement Ambassadors Group, Inc. (“the Registrant”) entered into, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 15, 2008, pursuant to a Stock Purchase Agreement, the Registrant acquired 100 percent of the stock in educational website BookRags, Inc. for $18.0 million, of which $5.0 million is based on future earnings. The initial $13.0 million payment consists of $8.5 million in cash and $4.5 million in the Registrant’s common stock. The acquisition is expected to be accretive for the Registrant in the first twelve months following the acquisition.

BookRags, Inc. (www.bookrags.com), founded in 1999, initially started as a source for online book summaries and notes, and has grown into an educational website that attracts millions of users and advertisers each month.  Students and teachers are able to “research anything” through over 6 million pages of content, including licensed material, BookRags-created material, user-generated content, and other third party content.

The foregoing summary of the contract is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1: Stock Purchase Agreement, effective May 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS GROUP, INC.

Date: May 21, 2008	By:	/s/ Chadwick J. Byrd
Chadwick J. Byrd
Chief Financial Officer